UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 19, 2015

Roomlinx, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11101 W 120th Ave, Suite 200, Broomfield, Colorado  80021
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

__________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

(a)           On March  20, 2015,  Roomlinx, Inc. (the “Company”) filed an amendment to its Certificate of Incorporation to declare a reverse stock split of its common stock at a ratio of 60:1 and to increase its authorized shares of common stock from 200,000,000 shares pre-split to 400,000,000 post-reverse stock split shares.  The Certificate of Amendment is attached hereto at Exhibit 3.1.

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)           By written consent, the stockholders of the Company approved the following proposals effective March 19, 2015:

1.
To approve the amendment to Article Third of the Articles of Incorporation of the Company to make effective a reverse stock split up to and including 1 for 60, subject to the Board of Directors’ discretion, and to proportionately reduce the number of authorized shares of the Company’s common stock; and

2.
To approve the amendment to Article Third of the Articles of Incorporation of the Company to increase the number of shares of authorized common stock from 200,000,000 shares pre-split to 400,000,000 post-reverse stock split shares.

The following table sets forth the number of votes cast for and against, and the number of abstentions and non- votes, with respect to each proposal.

	Number of Votes
	For	Against	Abstain	Non-Votes

To approve the amendment to Article Third of the Articles of Incorporation of the Company to make effective a reverse stock split up to and including 1 for 60, subject to the Board of Directors’ discretion, and to proportionately reduce the number of authorized shares of the Company’s common stock	3,218,944	0	0	3,192,469

To approve the amendment to Article Third of the Articles of Incorporation of the Company to increase the number of shares of authorized common stock from 200,000,000 shares pre-split to 400,000,000 post-reverse stock split shares	3,218,944	0	0	3,192,469

Item 9.01                      Financial Statements and Exhibits.

Exhibit Number                                Description

3.1                                Certificate of Amendment to Articles of Incorporation of Roomlinx, Inc.

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation of Roomlinx, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 24, 2015
ROOMLINX INC.

By:  /s/  Michael S. Wasik
               Michael S. Wasik
               President and Chief Executive Officer